EXHIBIT 23.1



                    CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


     We consent to the use of the name H.J. Gruy and Associates, Inc. in Post-Effective Amendment No. 1 to Registration Statement No. 333-112041 on Form S-3 filed with the United States Securities and Exchange Commission on or about December 28, 2005. We further consent to references to our "Summary of H.J. Gruy and Associates, Inc. Year End 2004 Reserves Audit Report, dated January 27, 2005," "Summary of H.J. Gruy and Associates, Inc. Year End 2003 Reserves Audit Report, dated January 23, 2004," and "Summery of H.J. Gruy and Associates, Inc. Year End 2002 Reserves Audit Report, dated February 7, 2003," (our "Reports"), information taken from our Reports, and references to H.J. Gruy and Associates, Inc. in the Swift Energy Company Form 10-K for the fiscal year ending December 31, 2004, which is incorporated by referenced in the Form S-3.



                                         By: /s/ Marilyn Wilson, P.E.
                                           -------------------------
                                           Marilyn Wilson, P.E.
                                           President and Chief Operating Officer


Houston, Texas
December 14, 2005